Exhibit 10.4

RIGNET, INC.

2010 OMNIBUS INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

RigNet, Inc., a Delaware corporation (the “Company”), has granted an option (the “Option”) to purchase shares of the Company’s common stock, $0.001 par value (the “Stock”), to the individual whose name is set forth below on the “Name of Optionee” line (“Optionee”). The terms and conditions of the Option are set forth in this Nonqualified Stock Option Award Agreement, including the additional terms and conditions attached hereto (this “Agreement”), and in the RigNet, Inc. 2010 Omnibus Incentive Plan (the “Plan”), the terms of which are incorporated by reference herein in their entirety. Any term used in this Agreement that is not specifically defined herein shall have the meaning specified in the Plan.

Grant Date:             , 20

Name of Optionee:

Optionee’s Employee Identification Number:

Number of Shares of the Stock Covered by the Option:

Option Price per Share of Stock: $

By signing this Agreement, you agree to, and agree to be bound by, all of the terms and conditions described in this Agreement, including the additional terms and conditions attached hereto, and in the Plan, a copy of which has been previously made available to you. You acknowledge that you have had an opportunity to carefully reviewed the Plan, and agree that the terms of the Plan will control in the event any provision of this Agreement is inconsistent with the terms of the Plan.

Optionee:
(Optionee’s Signature)

Optionee’s Address:

RIGNET, INC.

Name:
Title:

Attachment

THIS AGREEMENT IS NOT A STOCK CERTIFICATE OR A NEGOTIABLE INSTRUMENT

RIGNET, INC.

2010 OMNIBUS INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS FOR

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

1. Grant of Option. Subject to the terms of the Plan and this Agreement, on the Grant Date set forth on the first page of this Agreement (the “Grant Date”), the Company granted to Optionee the Option to purchase that number of shares of the Stock, at the Option Price per Share of Stock set forth on the first page of this Agreement (the “Option Price”), subject to adjustment as provided in the Plan.

2. Type of Option. The Option is a nonqualified stock option which is not intended to be governed by section 422 of the Code and will be interpreted accordingly.

3. Optionee’s Agreement. In accepting the Option, Optionee accepts and agrees to be bound by all the terms and conditions of the Plan which pertain to nonqualified stock options granted under the Plan.

4. Vesting of Option.

(a) Subject to the provisions of the Plan and the provision of this Agreement (including the requirement in Section 6 that Optionee continue to be employed by the Company on the dates set forth below), the Option will be exercisable in accordance with the following schedule:

(i) on the first anniversary of the Grant Date the Option will vest with respect to, and may be exercised for up to, one-fourth (1/4th) of the total number of shares of the Stock covered by the Option as set forth on the first page of this Agreement (the “Option Shares”);

(ii) on each succeeding anniversary of the Grant Date the Option will vest with respect to, and may be exercised for up to, an additional one-fourth (1/4th) of the Option Shares so that on the fourth anniversary of the Grant Date the Option shall be fully vested and exercisable in full; and

(iii) to the extent not exercised, installments shall be cumulative and may be exercised in whole or in part.

(b) If (i) a “change of control event,” as defined in the Treasury Regulations issued under Section 409A of the Code occurs with respect to the Company (a “Change of Control”), (ii) the acquirer or successor of the Company assumes this Agreement, and (iii) the acquirer or successor of the Company terminates Optionee’s employment without Cause (as that term is defined in that Employment Agreement dated effective as of             , between the Company and Optionee), other than for death or Disability, on or within two years after the date of the Change of Control, Optionee’s rights to all of the shares of stock covered by the award issued in connection with the assumption of the Option will vest, and such award shall be exercisable in full, on the date Optionee’s employment is so terminated. If this Agreement is not assumed by the acquirer or successor of the Company in connection with a Change of Control then the Option will vest with respect to, and may be exercised for up to, all of the Option Shares immediately prior to the occurrence of the Change of Control.

5. Manner of Exercise.

(a) To the extent that the Option is vested and exercisable in accordance with Section 4 of this Agreement, the Option may be exercised by Optionee at any time, or from time to time, in whole or in part, on or prior to the termination of the Option (as set forth in Section 6 of this Agreement) upon payment of the Option Price for the Option Shares to be acquired in accordance with the terms and conditions of this Agreement and the Plan.

(b) If Optionee is entitled to exercise the vested and exercisable portion of the Option, and wishes to do so, in whole or part, Optionee shall (i) deliver to the Company a fully completed and executed notice of exercise, in such form as may be designated by the Company in its sole discretion, specifying the exercise date and the number of Option Shares to be purchased pursuant to such exercise and (ii) remit to the Company in a form satisfactory to the Company, in its sole discretion, the Option Price for the Option Shares to be acquired on exercise of the Option, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company) in accordance with the provisions of the Plan.

(c) The Company’s obligation to deliver shares of the Stock to Optionee under this Agreement is subject to and conditioned upon Optionee satisfying all tax obligations associated with Optionee’s receipt, holding and exercise of the Option. Unless otherwise approved by the Committee, all such tax obligations shall be payable in accordance with the provisions of the Plan. The Company and its Affiliates and subsidiaries, as applicable, shall be entitled to deduct from any compensation otherwise due to Optionee the amount necessary to satisfy all such taxes.

(d) Upon full payment of the Option Price and satisfaction of all applicable tax obligations, and subject to the applicable terms and conditions of the Plan and the terms and conditions of this Agreement, the Company shall cause certificates for the shares purchased hereunder to be delivered to Optionee or cause an uncertificated book-entry representing such shares to be made.

6. Termination of Option. Unless the Option terminates earlier as provided in this Section 6 the Option shall terminate and become null and void at the close of business at the Company’s principal business office on the day before the date of the tenth anniversary of the Grant Date (the “Option General Expiration Date”). If Optionee ceases to be an employee of the Company for any reason the Option shall not continue to vest after such cessation of service as an employee of the Company.

(a) If Optionee ceases to be an employee of the Company and any Subsidiary Corporation and other Affiliate due to death or Disability, (i) the portion of the Option that was exercisable on the date of such cessation of employment shall remain exercisable for, and shall otherwise terminate and become null and void at the close of business at the Company’s principal business office on the day that is, twelve (12) months after the date of such death or Disability, but in no event after the Option General Expiration Date; and (ii) the portion of the Option that was not exercisable on the date of such cessation of employment shall be forfeited and become null and void immediately upon such cessation.

(b) If Optionee ceases to be an employee of the Company or a Subsidiary Corporation or any other Affiliate for any reason other than death or Disability (i) the portion of the Option that was exercisable on the date of such cessation of employment shall remain exercisable for, and shall otherwise terminate and become null and void at the close of business at the Company’s principal business office on the day that is three (3) months after the date of such cessation of employment, but in no event after the Option General Expiration Date, and (ii) the portion of the Option that was not exercisable on the date of such cessation of employment shall be forfeited and become null and void immediately upon such cessation.

(c) Upon the death of Optionee prior to the expiration of the Option, Optionee’s executors, administrators or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the Option with respect to the number of shares that Optionee would have been entitled to exercise if he were still alive.

7. Tax Withholding. To the extent that the receipt of the Option or this Agreement, the vesting of the Option or the exercise of the Option results in income to Optionee for federal, state, local or foreign income, employment or other tax purposes with respect to which the Company or its subsidiaries or any Affiliate has a withholding obligation, Optionee shall deliver to the Company at the time of such receipt, vesting or exercise, as the case may be, such amount of money as the Company or its subsidiaries or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if Optionee fails to do so, the Company or its subsidiaries or any Affiliate is authorized to withhold from the shares covered by the Option (based on the Fair Market Value of such shares as of the date the amount of tax to be withheld is determined) or from any cash or stock remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of such taxable income, sufficient to satisfy the withholding obligation.

8. Capital Adjustments and Reorganizations. The existence of the Option shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

9. Employment Relationship. For purposes of this Agreement, Optionee shall be considered to be in the employment of the Company and its Affiliates as long as Optionee has an employment relationship with the Company and its Affiliates. The Committee shall determine any questions as to whether and when there has been a cessation of such employment relationship, and the cause of such cessation, under the Plan and the Committee’s determination shall be final and binding on all persons.

10. Not an Employment Agreement. This Agreement is not an employment or service agreement, and no provision of this Agreement shall be construed or interpreted to create an employment or other service relationship between Optionee and the Company, its subsidiaries or any of its Affiliates or guarantee the right to remain employed by the Company, its subsidiaries or any of its Affiliates, for any specified term or require the Company or any Affiliate to employ Employee for any period of time.

11. No Rights As Stockholder. Optionee shall not have any rights as a stockholder with respect to any Option Shares until the date of the issuance of such shares following Optionee’s exercise of the Option pursuant to its terms and conditions and payment of all amounts for and with respect to the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date a certificate or certificates are issued for such shares or an uncertificated book-entry representing such shares is made.

12. Legend. Optionee consents to the placing on the certificate for any Option Shares of an appropriate legend restricting resale or other transfer of such shares except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

13. Notices. Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office addressed to the attention of the Company’s General Counsel and to Optionee at Optionee’s residential address as it appears on the first page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

14. Amendment and Waiver. Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and Optionee. Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized officer of the Company other than Optionee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

15. Dispute Resolution. In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Committee.

16. Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

17. Transfer Restrictions. The Option Shares may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Optionee also agrees (a) that the Company may refuse to cause the transfer of Option Shares to be registered on the applicable stock transfer records if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Option Shares.

18. Successors and Assigns. This Agreement shall, except as herein stated to the contrary, inure to the benefit of and bind the legal representatives, successors and assigns of the parties hereto.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

20. Option Transfer Prohibitions. The Option granted to Optionee under this Agreement shall not be transferable or assignable by Optionee other than by will or the laws of descent and distribution, and shall be exercisable during Optionee’s lifetime only by him.